UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2020
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Tandem Diabetes Care, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-36189	20-4327508
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
11075 Roselle Street			92121
San Diego	California		(Zip Code)
(Address of principal executive offices)
 Registrant’s telephone number, including area code: (858) 366-6900
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.001 per share	TNDM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 2.02    Results of Operations and Financial Condition.

On February 24, 2020, we issued a press release reporting our financial results for the fourth quarter and full year ended December 31, 2019, and providing guidance for the year ending December 31, 2020. This press release has been furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information under this Item 2.02 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Director

On February 21, 2020, Howard E. Greene Jr. notified the Board of Directors (the “Board”) of his decision not to stand for re-election at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Mr. Greene has served on the Board since January 2008 and is currently serving as a Class I director with a term that will end concurrent with the 2020 Annual Meeting. The decision by Mr. Greene not to stand for re-election did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chairman of the Board

On February 21, 2020, the Board approved that following March 6, 2020, Kim Blickenstaff will transition to the position of Chairman of the Board as a director of the Company and will cease to be an employee. Mr. Blickenstaff has served as the Company’s Executive Chairman since March 2019, and as President and Chief Executive Officer and as one of the Company’s directors since September 2007.

No Arrangements or Understandings

There are no arrangements or understandings pursuant to which Mr. Blickenstaff was appointed to Chairman of the Board.

Family Relationships

John Sheridan, the Company’s president and Chief Executive Officer and Leigh A. Vosseller, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, are involved in a personal relationship and share a primary residence. Ms. Vosseller reports directly to Mr. Sheridan. Our board of directors is informed of the relationship and due to the direct reporting arrangement, we have taken appropriate actions to ensure compliance with Company policies and procedures. Mr. Sheridan and Ms. Vosseller will not be involved in setting compensation or benefits for one another, which will continue to be determined by our Compensation Committee (the “Compensation Committee”). In addition, our Audit Committee of the Board of Directors considered whether additional internal disclosure controls and procedures are appropriate in light of the circumstances and, as a result, certain additional internal controls were implemented during the year ended December 31, 2019.

No Related Party Transactions

Except as described above, there are no family relationships between any of our directors and executive officers.

Compensatory Arrangements of Board of Directors and Certain Officers

On February 21, 2020, the Compensation Committee approved the compensatory arrangements described below following their annual review of benchmark data provided by the Company’s independent compensation consultant.

2020 Compensation for Board of Directors

In Mr. Blickenstaff’s role as Chairman of the Board he will be eligible to participate in the director compensation plans and arrangements available to the Company’s other independent directors, including a $45,000 annual cash retainer. His additional annual cash compensation for serving as Chairman, in which he will provide traditional responsibilities of the role in addition to select strategic and investor facing duties, will be $115,000. The Company will also pay Mr. Blickenstaff’s COBRA subsidy, which is currently approximately $1,834 per month, and subject to change based on future plan rates and plan fee adjustment. Mr. Blickentsaff will be eligible for future equity compensation awards in accordance with the Company's compensation practices for other non-employee directors.

In addition, the following changes were made to the annual cash retainers for service on the Company’s Board effective January 1, 2020:

Name	2019 Cash Retainer	2020 Cash Retainer
Board Member	$44,000	$45,000
Nominating & Corporate Governance Chair (additional)	$9,000	$10,000
Audit committee member (additional)	$8,500	$10,000
Compensation committee member (additional)	$6,000	$7,750
Annual cash retainers are pro-rated and paid on a quarterly basis.

2020 Base Salary for Named Executive Officers

Mr. Sheridan will receive a 20% market adjustment for his position of President and Chief Executive Officer. In addition, a merit increase of approximately 3% for fiscal year 2020 base salary compensation will be made for each of David B. Berger, the Company’s Executive Vice President and Chief Legal and Compliance Officer, Brian B. Hansen, the Company’s Executive Vice President and Chief Commercial Officer, and Ms. Vosseller, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The base salary amounts received for fiscal year 2019 and to be received for fiscal year 2020 by Messrs. Sheridan, Berger and Hansen and Ms. Vosseller are set forth opposite their names in the table below:

Name	2019 Base Salary	2020 Base Salary(1)
John F. Sheridan	$500,000	$600,000
David B. Berger	$400,000	$412,000
Brian B. Hansen	$400,000	$412,000
Leigh A. Vosseller	$400,000	$412,000

(1)	Increases effective on February 24, 2020.

2020 Cash Bonus Plan for Executive Officers

On February 21, 2021, the Compensation Committee approved the adoption of a cash incentive bonus plan that will be utilized to calculate the cash bonuses that may become payable to the Company’s executive officers and other senior management personnel with respect to fiscal year 2020 (the “2020 Cash Bonus Plan”). The 2020 Cash Bonus Plan is designed to align the interests of plan participants with the Company’s business goals and strategies, and to further the objectives of the Company’s executive compensation program. As discussed below, the 2020 Cash Bonus Plan is intended to reward plan participants for their individual contributions to the Company’s achievement of pre-established Company financial performance objectives for fiscal year 2020, significant product development milestones and other key customer-related objectives.

Target Cash Bonus Amount

The target cash bonus amount for each plan participant is set as a percentage of the participant’s base salary as determined by the Board. The 2020 base salary, target percentage and resulting target cash bonus amount for each named executive officer is set forth in the table below:

Name	2020 Base Salary	Target Percentage	Target Cash Bonus
John F. Sheridan	$600,000	100%	$600,000
David B. Berger	$412,000	60%	$247,200
Brian B. Hansen	$412,000	60%	$247,200
Leigh A. Vosseller	$412,000	60%	$247,200

Company Performance Objectives

Cash bonuses may be earned under the 2020 Cash Bonus Plan based on the achievement by the Company of specified financial performance objectives and product development milestones. The percentage of the target cash bonus for each named executive officer that is subject to the financial performance objectives, product development milestones and customer-related objectives, respectively, is set forth in the table below:

2020 Cash Bonus Plan Components	Percentage of Target Bonus
Financial Performance Objectives	80%
Product Development Milestones	10%
Customer-related Objectives	10%
TOTAL	100%

Bonus payments under the 2020 Cash Bonus Plan, if any, will be made at the discretion of the Compensation Committee. Each of the three components of the 2020 Cash Bonus Plan may be earned independent of one another. If the Company does not achieve any portion of the financial performance components, product development components, or customer-related objectives components of the 2020 Cash Bonus Plan, no payouts will be made unless the Compensation Committee, in its sole discretion, determines that there are other factors that merit consideration in the determination of bonus awards, which may be determined on an individual basis.

Company Financial Performance Objectives
The portion of the cash bonuses that relate to the Company financial performance objectives may be earned based on the Company’s actual revenue for fiscal year 2020 as compared to a pre-established 2020 revenue target (the “Revenue Target”), provided that the Company also achieves at least a minimum adjusted Earnings before Interest, Taxes, Depreciation and Amortization (and further excluding non-cash stock based compensation expense and any payment pursuant to the 2020 Cash Bonus Plan) (“EBITDA”) margin percentage (the “Minimum Operating Percentage Target”). Subject to the foregoing, the Company financial performance objective portion of the cash bonuses may be earned under the 2020 Cash Bonus Plan as follows:

•
A minimum percentage growth rate over the Company’s actual 2019 revenue, which places the Company’s revenue for 2020 at 75% of the Revenue Target (the “Minimum Revenue Target”), must be achieved for any bonus to be earned under the financial performance objectives portion of the 2020 Cash Bonus Plan.

•
If the Company’s actual revenues are between the Minimum Revenue Target and the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately on a straight-line basis from 0% to 100%. If the Company’s actual revenues exceed the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately as a percentage of the Revenue Target.

Potential Incremental Bonus
If the Company’s actual revenues are above 105% of the Revenue Target, and the Minimum Operating Percentage Target is achieved, then the 2020 Cash Bonus Plan has two levels of potential incremental overall goal achievement:

•
If the Company’s actual revenues are above 105% of the Revenue Target and up to 115% of the Revenue Target, the percentage of overall goal achievement with respect to the Company financial performance objectives under the 2020 Cash Bonus Plan will first be calculated as described above, and then the overall goal achievement under the 2020 Cash Bonus Plan will be multiplied by an amount equal to 100% plus one times each percent of revenue achievement above 105% of the Revenue Target and up to 115% of the Revenue Target, and the cash bonus will be calculated based on this modified level of goal achievement; or

•
If the Company’s actual revenues are above 115% of the Revenue Target, the percentage of overall goal achievement with respect to the Company financial performance objectives under the 2020 Cash Bonus Plan will first be calculated as described above, and then the overall goal achievement under the 2020 Cash Bonus Plan will be multiplied by an amount equal to 100% plus two times each percent of revenue achievement above 105% of the Revenue Target, and the cash bonus will be calculated based on this modified level of goal achievement.

•
If revenue is greater than 105% but an EBITDA margin percentage target that is incrementally higher than the EBITDA margin percentage defined in the financial objectives is not met, then financial achievement will be calculated as percent to plan.

Company Product Development Milestones

The portion of the cash bonuses that relates to the Company product development milestones generally requires the Company submitting certain products under development for regulatory clearance and the manufacturing readiness of those products. Subject to the Compensation Committee’s final discretion, an individual product development milestone must be achieved within a required time period for the applicable portion of the 2020 Cash Bonus Plan to be achieved. Overall goal achievement of the Company’s product development milestones will be based on the portion of the product development milestones that the Company actually achieves during fiscal year 2020.
Customer-Related Objectives

The portion of the cash bonuses that relates to the Company key customer-related objectives generally requires the Company to achieve a minimum annual metric related to customer support and services, and achieve a minimum annual percentage of current customers eligible for insurance reimbursement to purchase a new insulin pump. Overall goal achievement is subject to the Compensation Committee’s final discretion, and determination of the Company’s customer related objectives will be based on the level of achievement by the Company during fiscal year 2020.
The foregoing summary of the terms of the 2020 Cash Bonus Plan does not purport to be complete and is qualified in its entirety by the terms of the 2020 Cash Bonus Plan, which the Company will file as an exhibit to its Form 10-Q for the fiscal quarter ended March 31, 2020.
2019 Cash Bonus for Named Executive Officers

On February 21, 2020, the Board approved the payout of a cash incentive bonus with respect to the fiscal year ending December 31, 2019 for Messrs. Blickenstaff, Sheridan, Berger and Hansen and Ms. Vosseller, pursuant to the previously-disclosed 2019 Cash Bonus Plan.

The amounts awarded to Messrs. Blickenstaff, Sheridan, Berger and Hansen and Ms. Vosseller are set forth opposite their names in the table below:

Name	2019 Cash Bonus
Kim D. Blickenstaff	$796,792
John F. Sheridan	$738,225
David B. Berger	$368,110
Brian B. Hansen	$368,110
Leigh A. Vosseller	$368,110

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits.

Number	Description
99.1	Press release of Tandem Diabetes Care, Inc. dated February 24, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger
Executive Vice President, Chief Legal & Compliance Officer
Date: February 24, 2020